NEWS RELEASE OppFi Beats Q4 2024 Revised Estimates, Increases Full-Year 2024 Net Income 112% YoY, 2025 Adjusted Net Income Guidance Raised to $22 - $24 million for Q1 2025 and Full-Year Expected to Grow 15% - 17% YoY 2025-03-05 Tenth consecutive year of net income Net income increased 112.4% year over year to $83.8 million for full-year 2024 Adjusted net income1 increased 99.2% year over year to $82.7 million for full-year 2024, a Company record Basic and diluted earnings per share (“EPS”) of $0.36 for the full-year 2024, an increase of $0.42 from basic and diluted loss per share of $0.06 for full-year 2023 Adjusted EPS1 increased 95.5% year over year to $0.95 for full-year 2024, a Company record Net charge-o�s as a percentage of total revenue fell by 440 basis points year over year to 39.1% for full-year 2024 Average yield increased by 416 basis points year over year to 131.4% for full-year 2024 Net income increased 619.7% year over year to $14.0 million for fourth quarter of 2024 Adjusted net income1 increased 140.3% year over year to $20.3 million for fourth quarter of 2024 1

CHICAGO--(BUSINESS WIRE)-- OppFi Inc. (NYSE: OPFI; OPFI WS) (“OppFi” or the “Company”), a tech-enabled, mission- driven specialty �nance platform that broadens the reach of community banks to extend credit access to everyday Americans, today reported �nancial results for the fourth quarter and year ended December 31, 2024. “Our motto of operational excellence coupled with continuous improvement is taking e�ect throughout the business. We are continuing to provide high quality credit access to our customers with best in class servicing and customer experience,” said Todd Schwartz, Chief Executive O�cer and Executive Chairman of OppFi. “We plan to continue to build and grow on our strong 2024 to drive value to our customers and stockholders. We believe we are well positioned for strong top and bottom-line growth in 2025,” Schwartz added. (1) Non-GAAP Financial Measures: Adjusted Net Income and Adjusted EPS are �nancial measures that have not been prepared in accordance with GAAP. See “Reconciliation of Non-GAAP Financial Measures” below for a detailed description and reconciliation of such Non-GAAP �nancial measures to their most directly comparable GAAP �nancial measures. Financial Summary The following tables present a summary of OppFi’s results for the three and twelve months ended December 31, 2024 and 2023 (in thousands, except per share data). Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts. Three Months Ended December 31, Change (unaudited) 2024 2023 % Total revenue $ 135,723 $ 132,924 2.1% Net income $ 13,973 $ 1,942 619.7% Adjusted net income(1,2) $ 20,295 $ 8,447 140.3% Basic EPS $ (0.26) $ (0.31) 15.6% Diluted EPS(3) $ (0.26) $ (0.31) 15.6% Adjusted EPS(1,2,3) $ 0.23 $ 0.10 135.4% (1) Non-GAAP Financial Measures: Adjusted Net Income and Adjusted EPS are �nancial measures that have not been prepared in accordance with GAAP. See “Reconciliation of Non-GAAP Financial Measures” below for a detailed description and reconciliation of such Non-GAAP �nancial measures to their most directly comparable GAAP �nancial measures. (2) Beginning with the quarter ended March 31, 2024, for all periods presented, the Company has updated its presentation and calculation of Adjusted EBT, and the corresponding presentations and calculations of Adjusted Net Income and Adjusted EPS, to no longer add back debt issuance cost amortization. (3) Diluted EPS calculated on a GAAP basis excludes dilutive securities, including Class V Voting Stock, restricted stock units, performance stock units, stock options, and the employee stock purchase plan in any periods in which their inclusion would have an antidilutive e�ect. Year Ended December 31, Change (unaudited) 2024 2023 % Total revenue $ 525,963 $ 508,949 3.3% Net income $ 83,837 $ 39,479 112.4% Adj d i (1 2) $ 82 665 $ 41 494 99 2% 2

Adjusted net income(1,2)	$ 82,665	$ 41,494	99.2%
Basic EPS	$ 0.36	$ (0.06)	687.4%
Diluted EPS(3)	$ 0.36	$ (0.06)	687.4%
Adjusted EPS(1,2,3)	$ 0.95	$ 0.49	95.5%

(1) Non-GAAP Financial Measures: Adjusted Net Income and Adjusted EPS are financial measures that have not been prepared in accordance with GAAP. See "Reconciliation of Non-GAAP Financial Measures" below for a detailed description and reconciliation of such Non-GAAP financial measures to their most directly comparable GAAP financial measures.
(2) Beginning with the quarter ended March 31, 2024, for all periods presented, the Company has updated its presentation and calculation of Adjusted EBT, and the corresponding presentations and calculations of Adjusted Net Income and Adjusted EPS, to no longer add back debt issuance cost amortization.
(3) Diluted EPS calculated on a GAAP basis excludes dilutive securities, including Class V Voting Stock, restricted stock units, performance stock units, stock options, and the employee stock purchase plan in any periods in which their inclusion would have an antidilutive effect.

Key Performance Metrics

The following tables represent key performance metrics (in thousands, except percentage metrics). The key performance metrics presented are for the OppLoans product only and exclude the SalaryTap and OppFi Card products.

	As of and for the Three Months Ended		
(unaudited)	December 31, 2024	September 30, 2024	December 31, 2023
Total net originations(a)	$ 213,668	$ 218,801	$ 191,932
Total retained net originations(a)	$ 192,503	$ 198,441	$ 181,652
Ending receivables(b)	$ 425,240	$ 413,714	$ 416,463
% of Originations by bank partners	100%	100%	100%
Net charge-offs as % of total revenue(c)	42%	34%	46%
Net charge-offs as % of average receivables, annualized(c)	54%	46%	59%
Average yield, annualized(d)	130%	134%	127%
Auto-approval rate(e)	79%	77%	73%

(a) Total net originations are defined as gross originations net of transferred balance on refinanced loans, while total retained net originations are defined as the portion of total net originations with respect to which the Company ultimately purchased a receivable from bank partners or originated directly.
(b) Ending receivables are defined as the unpaid principal balances of loans at the end of the reporting period.
(c) Net charge-offs as a percentage of total revenue and net charge-offs as a percentage of average receivables represent total charge-offs from the period less recoveries as a percentage of total revenue and as a percentage of average receivables. Net charge-offs as a percentage of average receivables is presented as an annualized metric. Finance receivables are charged off at the earlier of the time when accounts reach 90 days past due on a recency basis, when OppFi receives notification of a customer bankruptcy or is otherwise deemed uncollectible.
(d) Average yield is defined as total revenue from the period as a percent of average receivables and is presented as an annualized metric.
(e) Auto-approval rate is calculated by taking the number of approved loans that are not decisioned by a loan processor or underwriter (auto-approval) divided by the total number of loans approved.

	As of and for the Years Ended	
(unaudited)	December 31, 2024	December 31, 2023
Total net originations(a)	$ 801,514	$ 747,839
Total retained net originations(a)	$ 732,799	$ 723,369
Ending receivables(b)	$ 425,240	$ 416,463
% of Originations by bank partners	100%	98%
Net charge-offs as % of total revenue(c)	39%	44%
Net charge-offs as % of average receivables(c)	51%	55%
Average yield(d)	131%	127%
Auto-approval rate(e)	76%	72%

(a) Total net originations are defined as gross originations net of transferred balance on refinanced loans, while total retained net originations are defined as the portion of total net originations with respect to which the Company ultimately purchased a receivable from bank partners or originated directly.
(b) Ending receivables are defined as the unpaid principal balances of loans at the end of the reporting period.
(c) Net charge-offs as a percentage of total revenue and net charge-offs as a percentage of average receivables represent total charge-offs from the period less recoveries as a percentage of total revenue and as a percentage of average receivables. Finance receivables are charged off at the earlier of the time when accounts reach 90 days past due on a recency basis, when OppFi receives notification of a customer bankruptcy or is otherwise deemed uncollectible.
(d) Average yield is defined as total revenue from the period as a percent of average receivables.
(e) Auto-approval rate is calculated by taking the number of approved loans that are not decisioned by a loan processor or underwriter (auto-approval) divided by the total number of loans approved.

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Share Repurchase Program Update

As of December 31, 2024, $16.4 million of the repurchase authorization under the 2024 Repurchase Program remained available. During the year ended December 31, 2024, OppFi repurchased 1,034,710 shares of Class A Common Stock, which were held as treasury stock as of December 31, 2024, for an aggregate purchase price of $3.6 million at an average purchase price per share of $3.41.

Full-Year 2025 Guidance

- Total revenue of $563 million to $594 million, up 7% to 13% year over year
- Adjusted net income of $95 million to $97 million, up 15% to 17% year over year
- Adjusted EPS of $1.06 to $1.07, up 11% to 13% year over year, based on approximate weighted average diluted share count of 90 million

First Quarter 2025 Guidance

- Adjusted net income of $22 million to $24 million, up 150% to 173% year over year

Conference Call

Management will host a conference call today at 9:00 a.m. ET to discuss OppFi's financial results and business outlook. The webcast of the conference call will be made available on the Investor Relations page of the Company's website.

The conference call can also be accessed with the following dial-in information:

- Domestic: (800) 225-9448
- International: (203) 518-9708
- Conference ID: OPPFI

An archived version of the webcast will be available on OppFi's website.

About OppFi

OppFi (NYSE: OPFI) is a tech-enabled, mission-driven specialty finance platform that broadens the reach of community banks to extend credit access to everyday Americans. Through a transparent and responsible lending platform, which includes financial inclusion and an excellent customer experience, the Company supports consumers, who are turned away by mainstream options, to build better financial health. OppLoans by OppFi maintains a 4.5/5.0 star rating on Trustpilot with more than 4,900 reviews, making the Company one of the top

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consumer-rated financial platforms online. OppFi also holds a 35% equity interest in Bitty Holdings, LLC ("Bitty"), a credit access company that offers revenue-based financing and other working capital solutions to small businesses. For more information, please visit oppfi.com.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. OppFi's actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "possible," "continue," and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, without limitation, OppFi's expectations with respect to its first quarter and full year 2025 guidance, the future performance of OppFi's platform, and expectations for OppFi's growth and future financial performance. These forward-looking statements are based on OppFi's current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside OppFi's control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the impact of general economic conditions, including economic slowdowns, inflation, interest rate changes, recessions, and tightening of credit markets on OppFi's business; the impact of challenging macroeconomic and marketplace conditions; the impact of stimulus or other government programs; whether OppFi will be successful in obtaining declaratory relief against the Commissioner of the Department of Financial Protection and Innovation for the State of California; whether OppFi will be subject to AB 539; whether OppFi's bank partners will continue to lend in California and whether OppFi's financing sources will continue to finance the purchase of participation rights in loans originated by OppFi's bank partners in California; OppFi's ability to scale and grow the Bitty business; the impact that events involving financial institutions or the financial services industry generally, such as actual concerns or events involving liquidity, defaults, or non-performance, may have on OppFi's business; risks related to any material weakness in OppFi's internal controls over financial reporting; the ability of OppFi to grow and manage growth profitably and retain its key employees; risks related to new products; risks related to evaluating and potentially consummating acquisitions; concentration risk; risks related to OppFi's ability to comply with various covenants in its corporate and warehouse credit facilities; risks related to potential litigation; changes in applicable laws or regulations; the possibility that OppFi may be adversely affected by other economic, business, and/or competitive factors; risks related to management transitions; and other risks and uncertainties indicated from time to time in OppFi's filings with the United States

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Securities and Exchange Commission, in particular, contained in the section or sections captioned "Risk Factors." OppFi cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. OppFi does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures that are unaudited and do not conform to GAAP, such as Adjusted EBT, Adjusted Net Income, and Adjusted EPS. Adjusted EBT is defined as Net Income, adjusted for (1) income tax expense; (2) change in fair value of warrant liabilities; (3) other addbacks and one-time expenses, net; and (4) other income. Adjusted Net Income is defined as Adjusted EBT as defined above, adjusted for taxes assuming a tax rate for each period presented that reflects the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes, in order to allow for a comparison with other publicly traded companies. Adjusted EPS is defined as Adjusted Net Income as defined above, divided by weighted average diluted shares outstanding, which represents shares of both classes of common stock outstanding, excluding 25,500,000 shares related to earnout units, and including the impact of dilutive securities, such as restricted stock units, performance stock units, stock options, and the employee stock purchase plan. The earnout units were not earned pursuant to the earnout provisions of the Business Combination Agreement on or prior to July 21, 2024, the third anniversary of the closing date of the Company's business combination. Accordingly, on such date the earnout units and associated Class V Voting Stock were forfeited. Adjusted EPS is useful to investors and others because, due to OppFi's Up-C structure, Basic EPS calculated on a GAAP basis excludes a large percentage of OppFi's outstanding shares of common stock, which are Class V Voting Stock, and Diluted EPS calculated on a GAAP basis excludes dilutive securities, including Class V Voting Stock, restricted stock units, performance stock units, stock options, and the employee stock purchase plan, in any periods in which their inclusion would have an antidilutive effect. These non-GAAP financial measures have not been prepared in accordance with accounting principles generally accepted in the United States and may be different from non-GAAP financial measures used by other companies. OppFi believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. These non-GAAP measures with comparable names should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. See "Reconciliation of Non-GAAP Financial Measures" below for reconciliations for OppFi's non-GAAP financial measures to the most directly comparable GAAP financial measures. A reconciliation of projected first quarter 2025 Adjusted Net Income and full year 2025 Adjusted Net Income and Adjusted EPS to the most directly comparable GAAP financial measures is not included in this press release because, without unreasonable efforts, the Company is unable to predict with reasonable certainty the amount or timing of non-GAAP adjustments that are used to

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calculate these measures.

Fourth Quarter Results of Operations

Consolidated Statements of Operations

The following table presents consolidated results of operations for the three and twelve months ended December 31, 2024 and 2023 (in thousands, except share and per share data). Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts.

Comparison of the three months ended December 31, 2024 and 2023

	Three Months Ended December 31,		Change	
(unaudited)	2024	2023	$	%
Interest and loan related income	$ 134,337	$ 131,815	$ 2,522	1.9%
Other revenue	1,386	1,109	277	25.0
Total revenue	135,723	132,924	2,799	2.1
Change in fair value of finance receivables	(54,897)	(66,956)	12,059	(18.0)
Provision for credit losses on finance receivables	(8)	(217)	209	(96.1)
Net revenue	80,818	65,751	15,067	22.9
Expenses:				
Sales and marketing	11,083	11,247	(164)	(1.5)
Customer operations(a)	11,850	11,592	258	2.2
Technology, products, and analytics	8,275	9,696	(1,421)	(14.7)
General, administrative, and other(a)	13,908	12,435	1,473	11.8
Total expenses before interest expense	45,116	44,970	146	0.3
Interest expense	11,029	12,071	(1,042)	(8.6)
Total expenses	56,145	57,041	(896)	(1.6)
Income from operations	24,673	8,710	15,963	183.3
Change in fair value of warrant liabilities	(10,994)	(5,814)	(5,180)	89.1
Income from equity method investment	815	—	815	—
Other income	79	80	(1)	(1.3)
Income before income taxes	14,573	2,976	11,597	389.7
Income tax expense	600	1,034	(434)	(42.0)
Net income	13,973	1,942	12,031	619.7
Less: net income attributable to noncontrolling interest	19,582	7,509	12,073	160.8
Net loss attributable to OppFi Inc.	$ (5,609)	$ (5,567)	$ (42)	(0.8)%
Loss per share attributable to OppFi Inc.:				
Loss per common share:				
Basic	$ (0.26)	$ (0.31)		
Diluted	$ (0.26)	$ (0.31)		
Weighted average common shares outstanding:				
Basic	21,442,460	18,087,627		
Diluted	21,442,460	18,087,627		

(a) Beginning with the quarter ended March 31, 2024, for all periods presented, the Company reclassified certain expenses that were previously included in general, administrative, and other expenses to customer operations expenses.

Comparison of the years ended December 31, 2024 and 2023

	Year Ended December 31,		Change	
	2024	2023	$	%

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		Unaudited						
Interest and loan related income	$	521,227	$	505,430	$	15,797		3.1%
Other revenue		4,736		3,519		1,217		34.6
Total revenue		525,963		508,949		17,014		3.3
Change in fair value of finance receivables		(204,443)		(231,419)		26,976		(11.7)
Provision for credit losses on finance receivables		(42)		(4,348)		4,306		(99.0)
Net revenue		321,478		273,182		48,296		17.7
Expenses:								
Sales and marketing		41,341		46,222		(4,881)		(10.6)
Customer operations(a)		47,023		46,362		661		1.4
Technology, products, and analytics		35,639		39,161		(3,522)		(9.0)
General, administrative, and other(a)		58,231		48,332		9,899		20.5
Total expenses before interest expense		182,234		180,077		2,157		1.2
Interest expense		44,708		46,750		(2,042)		(4.4)
Total expenses		226,942		226,827		115		0.1
Income from operations		94,536		46,355		48,181		103.9
Change in fair value of warrant liabilities		(8,244)		(4,976)		(3,268)		65.7
Income from equity method investment		1,442		—		1,442		—
Other income		318		431		(113)		(26.2)
Income before income taxes		88,052		41,810		46,242		110.6
Income tax expense		4,215		2,331		1,884		80.8
Net income		83,837		39,479		44,358		112.4
Less: net income attributable to noncontrolling interest		76,579		40,484		36,095		89.2
Net income (loss) attributable to OppFi Inc.	$	7,258	$	(1,005)	$	8,263		821.8%
Earnings (loss) per share attributable to OppFi Inc.:								
Earnings (loss) per common share:								
Basic	$	0.36	$	(0.06)				
Diluted	$	0.36	$	(0.06)				
Weighted average common shares outstanding:								
Basic		20,145,606		16,391,199				
Diluted		20,145,606		16,391,199				

(a) Beginning with the quarter ended March 31, 2024, for all periods presented, the Company reclassified certain expenses that were previously included in general, administrative, and other expenses to customer operations expenses.

Condensed Consolidated Balance Sheets

Comparison of the periods ended December 31, 2024 and 2023 (in thousands) :

		December 31, 2024		December 31, 2023		Change		
		Unaudited				$		%
Assets								
Cash and restricted cash	$	88,288	$	73,943	$	14,345		19.4%
Finance receivables at fair value		473,696		463,320		10,376		2.2
Finance receivables at amortized cost, net		—		110		(110)		(100.0)
Equity method investment		19,194		—		19,194		—
Other assets		59,993		64,170		(4,177)		(6.5)
Total assets	$	641,171	$	601,543	$	39,628		6.6%
Liabilities and stockholders' equity								
Accounts payable and accrued expenses	$	33,290	$	26,448	$	6,842		25.9%
Other liabilities		39,802		40,086		(284)		(0.7)
Total debt		318,758		334,116		(15,358)		(4.6)
Warrant liabilities		15,108		6,864		8,244		120.1
Total liabilities		406,958		407,514		(556)		(0.1)
Total stockholders' equity		234,213		194,029		40,184		20.7
Total liabilities and stockholders' equity	$	641,171	$	601,543	$	39,628		6.6%

Financial Capacity and Capital Resources

As of December 31, 2024, OppFi had $61.3 million in unrestricted cash, an increase of $29.6 million from December 31, 2023. As of December 31, 2024, OppFi had an additional $206.2 million of unused debt capacity under its financing facilities for future availability, representing a 39% overall undrawn capacity, an increase from $192.3

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million as of December 31, 2023. The increase in undrawn debt was driven primarily by using excess cash to pay down debt on our term loan. Including total financing commitments of $525.0 million and cash and restricted cash on the balance sheet of $88.3 million, OppFi had approximately $613.3 million in funding capacity as of December 31, 2024.

Reconciliation of Non-GAAP Financial Measures

The following tables present reconciliations of non-GAAP financial measures for the three and twelve months ended December 31, 2024 and 2023 (in thousands, except share and per share data). Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts.

Adjusted EBT and Adjusted Net Income

Comparison of the three months ended December 31, 2024 and 2023

	Three Months Ended December 31,		Variance	
(unaudited)	2024	2023	$	%
Net income	$ 13,973	$ 1,942	$ 12,031	619.7%
Income tax expense	600	1,034	(434)	(42.0)
Other income	(79)	(80)	1	(0.6)
Change in fair value of warrant liabilities	10,994	5,814	5,180	89.1
Other addbacks and one-time expenses, net(a)	921	1,995	(1,074)	(53.8)
Adjusted EBT(b)	26,409	10,705	15,704	146.7
Less: pro forma taxes(c)	6,114	2,258	3,856	170.8
Adjusted net income(b)	20,295	8,447	11,848	140.3%
Adjusted earnings per share(b)	$ 0.23	$ 0.10		
Weighted average diluted shares outstanding	87,504,493	85,721,167		

(a) For the three months ended December 31, 2024, other addbacks and one-time expenses, net of $0.9 million included $1.1 million in expenses related to stock compensation, $0.1 million in expenses related to severance, and $0.1 million in expenses related to corporate development, partially offset by a $0.4 million addback related to legal matters. For the three months ended December 31, 2023, other addbacks and one-time expenses, net of $2.0 million included $1.0 million in expenses related to stock compensation, $0.7 million in expenses related to corporate development, $0.2 million in expenses related to provision for credit losses on the OppFi Card finance receivables, and $0.1 million in expenses related to legal matters.
(b) Beginning with the quarter ended March 31, 2024, for all periods presented, the Company has updated its presentation and calculation of Adjusted EBT, and the corresponding presentations and calculations of Adjusted Net Income and Adjusted EPS, to no longer add back debt issuance cost amortization.
(c) Assumes a tax rate of 23.15% for the three months ended December 31, 2024 and a tax rate of 21.09% for the three months ended December 31, 2023, reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes.

Comparison of the years ended December 31, 2024 and 2023

	Year Ended December 31,		Variance	
(unaudited)	2024	2023	$	%
Net income	$ 83,837	$ 39,479	$ 44,358	112.4%
Income tax expense	4,215	2,331	1,884	80.8
Other income	(318)	(431)	113	(26.3)
Change in fair value of warrant liabilities	8,244	4,976	3,268	65.7
Other addbacks and one-time expenses, net(a)	12,024	7,928	4,096	51.7
Adjusted EBT(b)	108,002	54,283	53,719	99.0
Less: pro forma taxes(c)	25,337	12,789	12,548	98.1
Adjusted net income(b)	82,665	41,494	41,171	99.2%
Adjusted earnings per share(b)	$ 0.95	$ 0.49		
Weighted average diluted shares outstanding	86,652,427	85,051,304		

(a) For the year ended December 31, 2024, other addbacks and one-time expenses, net of $12.0 million included $5.3 million in expenses related to

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stock compensation, $3.0 million in expenses related to OppFi Card’s exit activities, $1.8 million in expenses related to legal matters, $1.3 million in expenses related to severance, and $0.7 million in expenses related to corporate development. For the year ended December 31, 2023, other addbacks and one-time expenses, net of $7.9 million included $4.1 million in expenses related to provision for credit losses on the OppFi Card �nance receivables, $4.1 million in expenses related to stock compensation, $1.5 million in expenses related to corporate development, $0.9 million in expenses related to retention and severance, and $0.3 million in expenses related to legal matters, partially o�set by a $3.0 million addback from the reclassi�cation of OppFi Card �nance receivables from assets held for sale to assets held for investment at amortized cost. (b) Beginning with the quarter ended March 31, 2024, for all periods presented, the Company has updated its presentation and calculation of Adjusted EBT, and the corresponding presentations and calculations of Adjusted Net Income and Adjusted EPS, to no longer add back debt issuance cost amortization. (c) Assumes a tax rate of 23.46% for the year ended December 31, 2024 and a tax rate of 23.56% for the year ended December 31, 2023, re�ecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes. Adjusted Earnings Per Share   Comparison of the three months ended December 31, 2024 and 2023 Three Months Ended December 31, (unaudited) 2024 2023 Weighted average Class A common stock outstanding 21,442,460 18,087,627 Weighted average Class V voting stock outstanding 64,758,117 92,604,532 Elimination of earnouts at period end — (25,500,000) Dilutive impact of restricted stock units 1,141,932 450,286 Dilutive impact of performance stock units 71,234 78,722 Dilutive impact of stock options 89,953 — Dilutive impact of employee stock purchase plan 797 — Weighted average diluted shares outstanding 87,504,493 85,721,167 Three Months Ended Three Months Ended (in thousands, except share and per share data) December 31, 2024 December 31, 2023 (unaudited) $ Per Share $ Per Share Weighted average diluted shares outstanding 87,504,493 85,721,167 Net income $ 13,973 $ 0.16 $ 1,942 $ 0.02 Income tax expense 600 0.01 1,034 0.01 Other income (79) — (80) — Change in fair value of warrant liabilities 10,994 0.13 5,814 0.07 Other addbacks and one-time expenses, net(a) 921 0.01 1,995 0.02 Adjusted EBT(b) 26,409 0.30 10,705 0.12 Less: pro forma taxes(c) 6,114 0.07 2,258 0.03 Adjusted net income(b) 20,295 $ 0.23 8,447 $ 0.10 (a) For the three months ended December 31, 2024, other addbacks and one-time expenses, net of $0.9 million included $1.1 million in expenses related to stock compensation, $0.1 million in expenses related to severance, and $0.1 million in expenses related to corporate development, partially o�set by a $0.4 million addback related to legal matters. For the three months ended December 31, 2023, other addbacks and one-time expenses, net of $2.0 million included $1.0 million in expenses related to stock compensation, $0.7 million in expenses related to corporate development, $0.2 million in expenses related to provision for credit losses on the OppFi Card �nance receivables, and $0.1 million in expenses related to legal matters. (b) Beginning with the quarter ended March 31, 2024, for all periods presented, the Company has updated its presentation and calculation of Adjusted EBT, and the corresponding presentations and calculations of Adjusted Net Income and Adjusted EPS, to no longer add back debt issuance cost amortization. (c) Assumes a tax rate of 23.15% for the three months ended December 31, 2024 and a tax rate of 21.09% for the three months ended December 31, 2023, re�ecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes. Comparison of the years ended December 31, 2024 and 2023 Year Ended December 31, (unaudited) 2024 2023 Weighted average Class A common stock outstanding 20,145,606 16,391,199 Weighted average Class V voting stock outstanding 65,619,358 93,857,926 Elimination of earnouts at period end — (25,500,000) Dilutive impact of restricted stock units 789,783 261,595 Dilutive impact of performance stock units 72,802 40,584 Dilutive impact of stock options 24,679 — Dilutive impact of employee stock purchase plan 199 — 86 652 427 85 051 304 10

Weighted average diluted shares outstanding	86,652,427	85,051,304

(in thousands, except share and per share data) (unaudited)	Year Ended December 31, 2024 $	Year Ended December 31, 2024 Per Share	Year Ended December 31, 2023 $	Year Ended December 31, 2023 Per Share
Weighted average diluted shares outstanding		86,652,427		85,051,304
Net income	$ 83,837	$ 0.97	$ 39,479	$ 0.46
Income tax expense	4,215	0.05	2,331	0.03
Other income	(318)	—	(431)	(0.01)
Change in fair value of warrant liabilities	8,244	0.10	4,976	0.06
Other addbacks and one-time expenses, net(a)	12,024	0.14	7,928	0.09
Adjusted EBT(b)	108,002	1.25	54,283	0.64
Less: pro forma taxes(c)	25,337	0.29	12,789	0.15
Adjusted net income(b)	82,665	$ 0.95	41,494	$ 0.49

(a) For the year ended December 31, 2024, other addbacks and one-time expenses, net of $12.0 million included $5.3 million in expenses related to stock compensation, $3.0 million in expenses related to OppFi Card's exit activities, $1.8 million in expenses related to legal matters, $1.3 million in expenses related to severance, and $0.7 million in expenses related to corporate development. For the year ended December 31, 2023, other addbacks and one-time expenses, net of $7.9 million included $4.1 million in expenses related to provision for credit losses on the OppFi Card finance receivables, $4.1 million in expenses related to stock compensation, $1.5 million in expenses related to corporate development, $0.9 million in expenses related to retention and severance, and $0.3 million in expenses related to legal matters, partially offset by a $3.0 million addback from the reclassification of OppFi Card finance receivables from assets held for sale to assets held for investment at amortized cost.
(b) Beginning with the quarter ended March 31, 2024, for all periods presented, the Company has updated its presentation and calculation of Adjusted EBT, and the corresponding presentations and calculations of Adjusted Net Income and Adjusted EPS, to no longer add back debt issuance cost amortization.
(c) Assumes a tax rate of 23.46% for the year ended December 31, 2024 and a tax rate of 23.56% for the year ended December 31, 2023, reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes.

Investor Relations:

Mike Gallentine

Head of Investor Relations

mgallentine@opploans.com

Media Relations:

media@oppfi.com

Source: OppFi

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